Exhibit 99.2

Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd.

FINANCIAL STATEMENTS

January 31, 2019 AND 2018

Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd.

Contents

January 31, 2019 and 2018

Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd.

Balance Sheets (Unaudited)

As of January 31, 2019 and 2018

	2019	2018
ASSETS
Current Assets
Cash	$5,348	$27,343
Accounts and Other receivables	6,799	8,214
Related party receivables	28,209	34,691
Total Current Assets	40,356	70,248
Noncurrent Assets
Property, plant and equipment - net	252,105	289,983
Other assets	704,725	775,769
Total Noncurrent Assets	956,830	1,065,752
TOTAL ASSETS	$997,186	$1,136,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$2,676	$10,004
Related party payables	2,801,104	2,970,649
Other current payable	40,884	21,738
Total Current Liabilities	2,844,664	3,002,391
Other liabilities	332,324	348,179
TOTAL LIABILITIES	3,176,988	3,350,570
Stockholders' Equity
Capital contribution	120,192	120,192
Accumulated deficit	(2,345,389)	(2,245,663)
Accumulated other comprehensive Income	45,395	(89,099)
Total Stockholders' Deficit	(2,179,802)	(2,214,570)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$997,186	$1,136,000

The accompanying notes are an integral part of these statements.

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Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd.

Statements of Operations (Unaudited)

For the Six Months Ended January 31, 2019 and 2018

	2019	2018
Revenues	$40,906	$93,536
Operating expenses
Cost of food & beverage	18,127	29,586
Depreciation and amortization	21,328	22,354
General and administrative	66,681	63,925
Selling expenses	4,108	8,951
Total Operating Expenses	110,244	124,816
Operating Loss	(69,338)	(31,280)
Other Income (Expense)
Interest (expense), net	(12,996)	(13,188)
Other (expense)	—	(836)
Other (Expense), net	(12,996)	(14,024)
Loss before income taxes	(82,334)	(45,304)
Income Tax Expense	—	—
Net Loss	(82,334)	(45,304)
Other Comprehensive income, net of income tax
Foreign currency translation adjustments	(39,034)	(140,507)
Total other comprehensive income	(39,034)	(140,507)
Less Total other comprehensive loss attributable to noncontrolling interest	—	—
Total Other Comprehensive Loss Attributable to HZLJ	(39,034)	(140,507)
Total Comprehensive loss	$(121,368)	$(185,811)

The accompanying notes are an integral part of these statements.

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Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd

Statements of Changes in Stockholders’ Deficit (Unaudited)

For the Six Months Ended January 31, 2019 and 2018

			Accumulated	Total
	Capital	Accumulated	Other Comprehensive	Stockholders' Equity
	contribution	(Deficit)	Income (loss)	(Deficit)

Balance, July 31, 2017	$120,192	$(2,200,359)	$51,408	$(2,028,759)
Net (loss)	—	(45,304)	—	(45,304)
Foreign currency translation adjustment	—	—	(140,507)	(140,507)
Balance, January 31, 2018 (unaudited)	$120,192	$(2,245,663)	$(89,099)	$(2,214,570)

			Accumulated	Total
	Capital	Accumulated	Other Comprehensive	Stockholders' Equity
	contribution	(Deficit)	Income (loss)	(Deficit)

Balance, July 31, 2018	$120,192	$(2,263,055)	$84,429	$(2,058,434)
Net (loss)	—	(82,334)	—	(82,334)
Foreign currency translation adjustment	—	—	(39,034)	(39,034)
Balance, January 31 , 2019 (unaudited)	$120,192	$(2,345,389)	$45,395	$(2,179,802)

The accompanying notes are an integral part of these statements.

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Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd

Statements of Cash Flows (Unaudited)

For the Six Months Ended January 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net (loss) including noncontrolling interests	$(82,334)	$(45,304)
Adjustments to reconcile net (loss) including noncontrolling interests to net cash used in operating activities:
Depreciation and amortization	21,328	22,354
Changes in operating assets and liabilities:
Accounts and Other receivables	(554)	903
Related party receivable	—	12,096
Inventory	—	5,624
Other assets	2,328	2,085
Related party payable	18,075	19,472
Other current and noncurrent liabilities	12,501	(6,462)
Other liabilities	12,549	12,890
Net cash provided by (used in) operating activities	(16,107)	23,658
Cash flows from investing activities:
Purchases of property and equipment	(349)	(1,549)
Net cash (used in) investing activities	(349)	(1,549)
Cash flows from financing activities:
Principal payments on finance lease	(19,635)	(19,754)
Net cash (used in) financing activities	(19,635)	(19,754)

Effect of exchange rate changes on cash	(200)	1,697
Net increase in cash and equivalents	(36,291)	4,052
Cash and cash equivalents at beginning of period	41,639	23,291
Cash and cash equivalents at end of period	$5,348	$27,343

Supplemental Cash Flow Information
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these statements.

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Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd

Notes to Financial Statements

January 31, 2019 and 2018

1.         NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd (“HZLJ” or the “Company”) was incorporated on September 5, 1997. HZLJ operates a 35-room hotel with an on-site restaurant in the resort area of Longjing Village, Hangzhou, China.

Basis of Presentation

HZLJ prepares its financial statements in accordance with generally accepted accounting standards and principles (U.S. GAAP) established by the Financial Accounting Standards Board (FASB).  References to U.S. GAAP in these notes are to the FASB Accounting Standards Codification (ASC).

2.         SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company's management to make estimates and assumptions that affect the amounts of assets and liabilities, the identification and disclosure of impaired assets and contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The accounts of the Company are translated in accordance with FASB ASC 830. Foreign currency transaction gains and losses are recognized in other expense, net, at the time they occur. Net foreign currency exchange gains or losses resulting from the translation of assets and liabilities of foreign subsidiaries whose functional currency is not the U.S. dollar are recorded as a part of accumulated other comprehensive loss in stockholders’ equity. The Company does not undertake hedging transactions to cover its foreign currency exposure.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in China. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

HZLJ generates revenue primarily from the room rentals, sale of food and beverage and other miscellaneous operating income. HZLJ recognizes service revenue when the following conditions are met: 1) services are provided; 2) evidence of an arrangement exists; 3) fees are fixed or determinable; and 4) collection is reasonably assured.  Billings to customers for which services are not rendered are considered deferred revenue.

Accounts and Other Receivables

Accounts receivable are recorded at invoiced amounts. The Company records an allowance for doubtful accounts based on management's estimate of expected bad debts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Additions to the allowance are charged to general and administrative expenses.

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Property and equipment, net

Property and equipment, net, are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment are as follows:

Years
Leasehold improvements	Lesser of lease term or estimated useful life
ROU assets	Lease term
Furniture and fixtures	3-5
Office equipment and vehicles	3-5
Computer software	3-5

Expenditures for repairs and maintenance are charged to expense as incurred.

Other assets

Other assets consist of the deferred cost of obtaining the finance lease of the land use rights and hotel building. The deferred cost is amortized over the lease term, 41 years commenced on October 2010. See footnote 6 for Lease. The amortization is computed using the straight-line method over the lease term. Amortization expense for the six months ended January 31, 2019 and 2018, were $10,909 and $11,397, respectively.

Advertising

Advertising costs are expensed as incurred.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Accounting Standard Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities or funds.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related party receivable, prepaid and other current receivable, accounts payable, related party payable and other current payable. The carrying amounts of afore-mentioned accounts approximate fair value because of their short-term nature.

Income Taxes and Tax Status

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company has been in loss position for years and zero balances of tax provisions, deferred tax assets and liabilities as of the reporting periods ended.

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Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results operations.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. This series of comprehensive guidance has replaced all existing revenue recognition guidance and became effective for us beginning August 31, 2018. There is a five-step approach outlined in the standard. Entities are permitted to apply the new standard under the full retrospective method, subject to certain practical expedients, or the modified retrospective method that requires the application of the guidance only to contracts that are uncompleted on the date of initial application. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) as updated. This new standard introduces a new lease model that requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. While this new standard retains most of the principles of the existing lessor model under U.S. GAAP, it aligns many of those principles with ASC 606: Revenue from Contracts with Customers. The new guidance will be effective beginning after December 31, 2019 and early adoption will be permitted for all entities. The Company determined to early adopt this guidance on its financial statements after July 31, 2016.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU No. 2016-13, (Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments which amends the current accounting guidance and requires the use of the new forward-looking “expected loss” model, rather than the “incurred loss” model, which requires all expected losses to be determined based on historical experience, current conditions and reasonable and supportable forecasts. This guidance amends the accounting for credit losses for most financial assets and certain other instruments including trade and other receivables, held-to-maturity debt securities, loans and other instruments. ASU 2016-13 is effective for all other entities for annual periods beginning after December 15, 2021, and interim periods within those annual periods. Early adoption is permitted for annual periods beginning after December 15, 2018, and interim periods therein. The Company is evaluating the impact of the adoption of ASU 2016-13 on its financial position and results of operations.

3.        RELATED PARTY TRANSACTIONS

Relater party receivables represents the operating advances made to the affiliates which are under common control by the same management. These advances do not bear interest and are considered due on demand.

	Balance as of January 31,
	2019	2018
Qiao Garden Happy Senior Internet Hi-tech Ltd.	$19,835	$25,773
Shanghai Qiao Garden International Travel Agency	3,325	3,541
Hainan Qiao Garden Home Hotel Apartment Management Ltd.	3,751	3,995
Qiao Garden Happy Senior Investment Ltd.	1,298	1,382
	$28,209	$34,691

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Relater party payable due to affiliates, represented the unpaid portion of operating advances made to the Company by the affiliates which are under common control by the same management. These advances do not bear interest and are considered due on demand. The majority advances were from Shanghai Qiao Garden Property Management Group, which owns 60% of the Company.

	Balance as of January 31,
	2019	2018
Payable to various	$21,360	$63,977
Shanghai Qiao Garden Property Management Group	2,142,053	2,281,762
Shanghai DuBian Business International Ltd.	8,955	9,539
Shanghai DuBian Assets Management Ltd.	597,394	442,184
Shanghai Qiao Garden Home Hotel Management Ltd.	—	173,187
Shanghai Oversea Chinese Culture Media Ltd.	31,342	—
	$2,801,104	$2,970,649

During the six months ended January 31, 2019 and 2018, room services rendered to related parties were $4,024 and $1,195 , respectively.

4.        PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at January 31, 2019 and 2018:

	Balance as of January 31,
	2019	2018
Leasehold improvements	$24,008	$25,574
ROU assets	280,351	298,636
Furniture and fixtures	238,941	254,525
Office equipment and vehicles	111,850	117,778
	655,150	696,513
Less: accumulated depreciation and amortization	(403,045)	(406,530)
	$252,105	$289,983

Depreciation expense for the six-months ended January 31, 2019 and 2018, was $10,419 and $10,957, respectively.

5.        Other Liabilities

Other liabilities mainly consist of the lease liabilities. See footnote 6 for Lease and payment term.

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6.        LEASE

On October 1, 2010, the Company’s parent company - Shanghai Qiao Garden Property Management Group entered a lease agreement on the land use rights and the hotel building located at Longjing Village, Hangzhou, Zhejiang province for a term of 41 years till September 30, 2051. At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term, and (3) whether the Company has the right to direct the use of the asset. The lease is classified as finance leases based on criteria in Accounting Standards Codification (“ASC”) 842. The finance lease is included in Property and Equipment and Other Liabilities in the balance sheet. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As the lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in China market. Lease expense for finance leases consists of the amortization of the ROU asset on a straight-line basis over the asset’s estimated useful life and interest expense is calculated using the amortized cost basis.

The related cost to obtain this finance lease in the amount of $879,800 (RMB 6 million) was recognized as Other Assets and subject for amortization over the lease term.

Finance lease right-of-use assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease. As of January 31, 2019 and 2018, finance lease right-of-use assets and lease liabilities were as follows:

	January 31,
	2019	2018
Finance lease right-of-use assets, net	$223,369	$245,221
Finance lease liabilities – current	(20,894)	(21,462)
Finance lease liabilities – noncurrent	(311,430)	(326,717)

The components of the finance lease cost recorded for the six-months ended January 31, 2019 and 2018:

	January 31,
Finance leases:	2019	2018
Amortization of ROU assets	$3,332	$3,481
Interest on finance lease liabilities	12,583	12,928
Finance lease cost	$15,915	$16,409

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The following table reconciles the undiscounted future lease payments to the finance leases recorded in the balance sheet at January 31, 2019:

January 31, 2019
2020	$20,894
2021	21,641
2022	22,387
2023	23,133
2024	23,879
Thereafter	971,591
Total lease payments	1,083,525
Less interest	(751,201)
Total (included in Other Liabilities)	$332,324

The future amortization schedule for the other assets related to the cost of obtaining the lease as of January 31, 2019 is as following:

2019(excluding the six months ended January 31)	$11,194
2020	22,387
2021	22,387
2022	22,387
2023	22,387
2024 and thereafter	602,579
Total	$692,127

7.        CONTINUING OPERATIONS

The Company incurred net losses from operations in the years since inception, and has a total stockholders’ deficit of approximately $2.3 million as of January 31, 2019. These deficits were funded primarily by the operating advances from its parent company, Shanghai Qiao Garden Property Management Group (Qiao Garden Group). Qiao Garden Group owns 60 percent of HZLJ and will continue to provide operating advances to HZLJ until 2019, when HZLJ projects to achieve cash flow breakeven.

If ongoing revenues are below expectations, management intends to take the necessary actions to reduce operating expenses. Management believes that HZLJ’s existing operating cash balance coupled with its access to operating advances from Qiao Garden Group will be sufficient to meet HZLJ’s working capital and anticipated capital expenditures, which alleviates doubt regarding its ability to continue as a going concern.

8.        Subsequent Events

Subsequent to January 31, 2019, HZLJ entered into an Agreement (the Purchase Agreement) with Hangzhou Hartford Comprehensive Health Management, Ltd. (“HZHF”), a wholly-owned subsidiary of Hartford Great Health Corp. (“HFUS”) (the Buyer). Pursuant to the Purchase Agreement, the Buyer purchased 60% of HZLJ and assumed control over the hotel’s operation commencing on April 1, 2019. Total consideration was $105,928 for the assets acquired and certain liabilities assumed.

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